UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Tennessee Acquisitions

On September 10, 2024, CleanSpark, Inc., a Nevada corporation (the “Company”), through its wholly-owned subsidiary, CleanSpark TN, LLC (the “MIPA Buyer”) entered into definitive agreements with Exponential Digital, LLC (the “MIPA Seller”) to acquire seven bitcoin mining operating entities (the “Acquired Entities”), and the assumption of the underlying real property leases and power agreements, located in Tennessee totaling 85 megawatts for a total purchase price of $25,000,000, priced as follows:

Jellico, TN and West Crossville, TN: 25 megawatts, $7,300,000

Campbell Junction, TN and Decatur, TN: 20megawatts, $5,900,000

Winfield, TN; Oneida, TN; and Tazewell, TN: 40 megawatts, $11,800,000

The MIPA Buyer entered into the following agreements with the MIPA Seller for the acquisitions: (i) a Membership Interest Purchase Agreement (the “First MIPA”) pursuant to which the MIPA Buyer agreed to purchase one hundred percent (100%) of the membership interests in Jellico Technologies LLC and West Crossville Technologies LLC from the MIPA Seller; (ii) a Membership Interest Purchase Agreement (the “Second MIPA”) pursuant to which the MIPA Buyer agreed to purchase one hundred percent (100%) of the membership interests in Campbell Junction Technologies LLC and Decatur Technologies LLC from the MIPA Seller; and (iii) a Membership Interest Purchase Agreement (the “Third MIPA” and, together with the First MIPA and Second MIPA, the “TN MIPAs”) pursuant to which the MIPA Buyer agreed to purchase one hundred percent (100%) of the membership interests in Oneida Technologies LLC, Winfield Technologies LLC, and Tazewell Technologies LLC from the MIPA Seller.

Under the terms of the TN MIPAs, the MIPA Buyer will pay the MIPA Seller the respective consideration under each TN MIPA described above (less an aggregate holdback amount of $1,250,000, subject to adjustment as set forth in the TN MIPAs) at the respective closing of the transactions contemplated by each of the TN MIPAs (the “MIPA Closings”). The MIPA Closings are subject to satisfaction or waiver of certain customary mutual closing conditions.

Also on September 10, 2024, CSRE Properties Tennessee, LLC (the “RE Buyer”), a wholly-owned subsidiary of the Company, entered into a Real Estate Purchase and Sale Agreement (the “RE PSA” and, together with the TN MIPAs, the “TN Agreements”) with US Farms & Mining, Inc., a Texas corporation (the “RE Seller” and, together with the MIPA Seller, the “TN Sellers”), pursuant to which the RE Buyer agreed to purchase from the RE Seller approximately 21 acres of real property (the “TN Properties”) located in the State of Tennessee and currently leased by the MIPA Seller for purposes of conducting operations of four of the Acquired Entities and purchase from the RE Seller all improvements, fixtures and personal property situated on the TN Properties.

Under the terms of the RE PSA, the RE Buyer will pay the RE Seller an aggregate consideration of $2,500,000 at the closing of the transactions contemplated by the RE PSA (the “RE Closing”). The RE Closing is subject to satisfaction or waiver of certain customary mutual closing conditions.

The foregoing description of the TN Agreements and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the TN Agreements, copies of which are attached hereto as Exhibit 10.1 through 10.4, and incorporated herein by reference

Item 7.01 Regulation FD Disclosure.

On September 11, 2024, the Company issued a press release announcing the entry into the TN Agreements and the transactions contemplated thereby. A copy of this press release is attached as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Membership Interest Purchase Agreement, dated September 10, 2024 by and between Exponential Digital, LLC and CleanSpark TN, LLC.
10.2*	Membership Interest Purchase Agreement, dated September 10, 2024 by and between Exponential Digital, LLC and CleanSpark TN, LLC.
10.3*	Membership Interest Purchase Agreement, dated September 10, 2024 by and between Exponential Digital, LLC and CleanSpark TN, LLC.
10.4*	Real Estate Purchase and Sale Agreement, dated September 10, 2024 by and between US Farms & Mining, Inc. and CSRE Properties Tennessee, LLC.
99.1	Press Release, dated as of September 11, 2024 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	September 11, 2024	By:	/s/ Zachary Bradford
Name: Zachary Bradford Title: Chief Executive Officer